EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Met-Pro Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Met-Pro Corporation Retirement Savings Plan of our report dated May 27, 2009 relating to the financial statements and financial schedule of Met-Pro Corporation Retirement Savings Plan which appears in this Form 11-K.

/s/ Margolis & Company P.C.
Certified Public Accountants

Bala Cynwyd, PA
June 18, 2009